AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION dated this ____ day of __________, 2008, by and among DIVERSIFIED HOLDINGS INTERNATIONAL LTD, a Delaware corporation ("DHI"), MACRON INTERNATIONAL GROUP LTD., a Hong Kong corporation ("MACRON"), and the shareholders of MACRON listed on Exhibit A attached hereto (the "MACRON Shareholders").

WHEREAS, DHI is a corporation formed to be a holding company for the purpose of acquiring MACRON, or any other business opportunity;

WHEREAS, DHI wishes to acquire all of the issued and outstanding shares of common stock of MACRON from MACRON Shareholders, the sole shareholder thereof, in a transaction intended to qualify as a tax-free reorganization pursuant to 26 U.S.C. section 368;

NOW, THEREFORE, the parties hereby adopt this plan of reorganization and agree as follows:

1. EXCHANGE OF STOCK

1.1. EXCHANGE OF CERTIFICATES. The MACRON SHAREHOLDERS hereby assign, convey and transfer to DHI at the Closing (defined below) each (1) share of MACRON common stock owned by them for Seven Hundred (700) shares of DHI common stock, being Ten Thousand (10,000) shares of common stock of MACRON for Seven Million (7,000,000) shares of DHI common stock.

1.2. FRACTIONAL SHARES. Fractional shares of DHI common stock shall not be issued, but in lieu thereof DHI shall round up fractional shares to the next highest whole number.

1.4 CONSULTING AGREEMENT. At Closing, DHI shall pay William Tay, __________ ( ) shares of DHI common stock, par value $.0001 per share, for his services in assisting in the creation of the DHI corporate entity and the initial directorship and management of DHI.

2. CLOSING.

2.1. DATE AND PLACE. The Closing contemplated herein shall be held at such date and time that the parties mutually agree after all conditions to Closing have been satisfied, but in no event later than fifteen days after the date of this Agreement. All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed. The date of Closing may be accelerated or extended by agreement of the parties.

2.2. EXECUTION OF DOCUMENTS. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission required by this Agreement or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission or original signature.

3. UNEXCHANGED CERTIFICATES. Until surrendered, each outstanding certificate that prior to the Closing represented MACRON common stock shall be deemed for all purposes, other than the payment of dividends or other distributions, to evidence ownership of the number of shares of DHI common stock into which it was converted. No dividend or other distribution shall be paid to the holders of certificates of MACRON common stock until presented for exchange at which time any outstanding dividends or other distributions shall be paid.

4. REPRESENTATIONS AND WARRANTIES OF DHI

Initials: ______/______/______

DHI represents and warrants as follows:

4.1. CORPORATE ORGANIZATION AND GOOD STANDING. DHI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

4.4. CAPITALIZATION. DHI's authorized capital stock consists of 250,000,000 shares of Common Stock, $0.0001 par value, of which **3,060,000** shares are issued and outstanding.

4.5. ISSUED STOCK. All the outstanding shares of its Common Stock are duly authorized and validly issued, fully paid and non-assessable.

4.6. STOCK RIGHTS. Except as set out by attached schedule, there are no stock grants, options, rights, warrants or other rights to purchase or obtain DHI Common Stock issued or committed to be issued.

4.7. CORPORATE AUTHORITY. DHI has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this agreement and all other agreements and instruments related to this agreement.

4.8. AUTHORIZATION. Execution of this agreement has been duly authorized and approved by DHI's board of directors.

4.9. SUBSIDIARIES. DHI has no subsidiaries.

4.10. FINANCIAL STATEMENTS. DHI's unaudited financial statements dated **March ____, 2008 as attached hereto as Exhibit "A" (the "DHI Financial Statements"),** fairly present the financial condition of DHI as of the date therein and the results of its operations for the periods then ended in conformity with generally accepted accounting principles consistently applied.

4.11. ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against in the DHI Financial Statements, DHI did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

4.12. NO MATERIAL CHANGES. Except as set out by attached schedule, there has been no material adverse change in the business, properties, or financial condition of DHI since the date of the DHI Financial Statements.

4.13. LITIGATION. Except as set out by attached schedule, there is not, to the knowledge of DHI, any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against DHI or against any of its officers.

4.14. CONTRACTS. Except as set out by attached schedule, DHI is not a party to any material contract not in the ordinary course of business that is to be performed in whole or in part at or after the date of this agreement.

4.15. TITLE. Except as set out by attached schedule, DHI has good and marketable title to all the real property and good and valid title to all other property included in the DHI Financial Statements. Except as set out in the balance sheet thereof, the properties of DHI are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of DHI.

Initials: ______/______/______

4.16. TAX RETURNS. Except as set out by attached schedule, all required tax returns for federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by DHI for all years for which such returns are due unless an extension for filing any such return has been filed. Any and all federal, state, county, municipal, local, foreign and other taxes and assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for. The provisions for federal and state taxes reflected in the DHI Financial Statements are adequate to cover any such taxes that may be assessed against DHI in respect of its business and its operations during the periods covered by the DHI Financial Statements and all prior periods.

4.17. NO VIOLATION. Consummation of the Merger will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of DHI is subject or by which DHI is bound.

4.18. REPRESENTATIONS RELATING TO PURCHASE OF MACRON STOCK. DHI represents and warrants that:

a. Disclosure; Access to Information. DHI has received all documents, records, books and other information pertaining to DHI's investment in MACRON that have been requested by DHI, and which DHI needs in order to make a decision to purchase common stock from MACRON pursuant to this Agreement.

b. Manner of Sale. At no time was DHI presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

c. [INTENTIONALLY OMITTED]

d. Intent. DHI is entering into this Agreement for its own account and not with a view to or for sale in connection with any distribution of the MACRON common stock. DHI has no present arrangement (whether or not legally binding) at any time to sell the MACRON common stock to or through any person or entity; provided, however, that by making the representations herein, DHI does not agree to hold such securities for any minimum or other specific term and reserves the right to dispose of the MACRON common stock at any time in accordance with federal and state securities laws applicable to such disposition.

e. Sophisticated Investor. DHI is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and has such experience in business and financial matters that it has the capacity to protect its own interests in connection with this transaction and is capable of evaluating the merits and risks of an investment in the MACRON common stock. DHI has been represented by counsel of its choice. DHI acknowledges that an investment in the MACRON common stock is speculative and involves a high degree of risk.

f. Restrictions on Resale. DHI (i) understands and acknowledges that the issuance of the shares of MACRON common stock has not been registered under the Securities Act of 1933, nor under the securities laws of any state, nor under the laws of any other country; (ii) recognizes that no public agency has passed upon the accuracy or adequacy of any information provided to DHI or the fairness of the terms of this offering; (iii) recognizes that the securities will bear a restrictive legend and be subject to stop transfer instructions; and (iv) agrees not to sell such securities without registering such sale under the Securities Act of 1933 and any applicable state securities laws unless exemptions from such registration requirements are available with respect to any such sales.

5. [INTENTIONALLY OMITTED]

6. REPRESENTATIONS AND WARRANTIES OF MACRON

The MACRON represents and warrants as follows:

Initials: ______/______/______

6.1. CORPORATE ORGANIZATION AND GOOD STANDING. MACRON is a corporation duly organized, validly existing, and in good standing under the laws of Hong Kong and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

6.2. CAPITALIZATION. MACRON's authorized capital stock consists of ______________ shares of Common Stock, HK$_________ par value, of which 10,000 shares are issued and outstanding.

6.3. ISSUED STOCK. All the outstanding shares of its Common Stock are duly authorized and validly issued, fully paid and non-assessable.

6.4. STOCK RIGHTS. Except as set out by attached schedule, there are no stock grants, options, rights, warrants or other rights to purchase or obtain MACRON Common Stock issued or committed to be issued.

6.5. CORPORATE AUTHORITY. MACRON has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this agreement.

6.6. AUTHORIZATION. Execution of this Agreement has been duly authorized and approved by MACRON's board of directors.

6.7. SUBSIDIARIES. Except as set out by attached schedule, MACRON has no subsidiaries ***[CONFIRM]***.

6.8. FINANCIAL STATEMENTS. MACRON unaudited financial statements dated **March ____, 2008** as attached hereto as Exhibit "B" (the "MACRON Financial Statements"), fairly present the financial condition of MACRON as of the date therein and the results of its operations for the periods then ended in conformity with generally accepted accounting principles consistently applied.

6.9. ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against in the MACRON Financial Statements, MACRON did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

6.10. NO MATERIAL CHANGES. Except as set out by attached schedule, there has been no material adverse change in the business, properties, or financial condition of MACRON since the date of the MACRON Financial Statements.

6.11. LITIGATION. Except as set out by attached schedule, there is not, to the knowledge of MACRON, any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against MACRON or against any of its officers.

6.12. CONTRACTS. Except as set out by attached schedule, MACRON is not a party to any material contract not in the ordinary course of business that is to be performed in whole or in part at or after the date of this agreement.

6.13. TITLE. Except as set out by attached schedule, MACRON has good and marketable title to all the real property and good and valid title to all other property included in the MACRON Financial Statements. Except as set out in the balance sheet thereof, the properties of MACRON are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of MACRON.

Initials: kC / [handwritten initials] / [handwritten initials]

6.14. TAX RETURNS. Except as set out by attached schedule, all required tax returns for federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by MACRON for all years for which such returns are due unless an extension for filing any such return has been filed. Any and all federal, state, county, municipal, local, foreign and other taxes and assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for. The provisions for federal and state taxes reflected in the MACRON Financial Statements are adequate to cover any such taxes that may be assessed against MACRON in respect of its business and its operations during the periods covered by the MACRON Financial Statements and all prior periods

6.15. NO VIOLATION. Consummation of the Merger will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of MACRON is subject or by which MACRON is bound.

7. CONDUCT OF DHI PENDING THE MERGER DATE. DHI covenants that between the date of this Agreement and the Merger Date:

7.1. No change will be made in DHI's articles of incorporation or bylaws.

7.2. DHI will not make any change in its authorized or issued capital stock, declare or pay any dividend or other distribution or issue, encumber, purchase, or otherwise acquire any of its capital stock other than as provided herein.

7.3. DHI will use its best efforts to maintain and preserve its business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

8. CONDUCT PENDING THE CLOSING

MACRON, DHI and the MACRON SHAREHOLDERS covenant that between the date of this Agreement and the Closing as to each of them:

8.1. No change will be made in the charter documents, by-laws, or other corporate documents of MACRON or DHI.

8.2. DHI and MACRON will use their best efforts to maintain and preserve their business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

8.3. MACRON will not sell, transfer, assign, hypothecate, lien, or otherwise dispose or encumber the DHI shares of common stock owned by it.

9. CONDITIONS PRECEDENT TO OBLIGATION OF DHI AND MACRON

DHI's and MACRON's obligation to consummate this exchange shall be subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing by DHI or MACRON as appropriate:

9.1. MACRON'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of MACRON set forth herein shall be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

9.2. MACRON'S COVENANTS. MACRON shall have performed all covenants required by this Agreement to be performed by it on or before the Closing.

Initials: kC / AK / R

9.3. BOARD OF DIRECTOR APPROVAL. This Agreement shall have been approved by the Board of Directors of MACRON.

9.4. SUPPORTING DOCUMENTS OF MACRON. MACRON shall have delivered to DHI and MACRON supporting documents in form and substance reasonably satisfactory to DHI and MACRON, to the effect that:

(a) MACRON is a corporation duly organized, validly existing, and in good standing;

(b) MACRON's authorized capital stock is as set forth herein;

(c) Certified copies of the resolutions of the board of directors of MACRON authorizing the execution of this Agreement and the consummation hereof;

(d) Secretary's certificate of incumbency of the officers and directors of MACRON;

(e) MACRON's Financial Statements; and

(f) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein.

10. CONDITIONS PRECEDENT TO OBLIGATION OF MACRON

MACRON's obligation to consummate this merger shall be subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing by MACRON:

10.1. DHI'S AND MACRON'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of DHI and MACRON set forth herein shall be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

10.2. DHI'S AND MACRON'S COVENANTS. DHI and MACRON shall have performed all covenants required by this Agreement to be performed by them on or before the Closing.

10.3. BOARD OF DIRECTOR APPROVAL. This Agreement shall have been approved by the Board of Directors of DHI and MACRON.

10.4. SHAREHOLDER EXECUTION. This Agreement shall have been executed by MACRON.

10.5. SUPPORTING DOCUMENTS OF DHI. DHI shall have delivered to MACRON supporting documents in form and substance reasonably satisfactory to MACRON SHAREHOLDERS and MACRON, to the effect that:

(a) DHI is a corporation duly organized, validly existing, and in good standing;

(b) DHI's capital stock is as set forth herein;

(c) Certified copies of the resolutions of the board of directors of DHI authorizing the execution of this Agreement and the consummation hereof;

(d) Secretary's certificate of incumbency of the officers and directors of DHI;

(e) DHI's Financial Statements and unaudited financial statements for the period from the date of the DHI's Financial Statements to the close of the most recent fiscal quarter; and

Initials: kC / ble / tc

(f) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein.

11. [INTENTIONALLY OMITTED]

12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of DHI, MACRON and MACRON set out herein shall survive the Closing.

13. ARBITRATION

13.1. SCOPE. The parties hereby agree that any and all claims (except only for requests for injunctive or other equitable relief) whether existing now, in the past or in the future as to which the parties or any affiliates may be adverse parties, and whether arising out of this agreement or from any other cause, will be resolved by arbitration before the American Arbitration Association.

13.2. CONSENT TO JURISDICTION, SITUS AND JUDGEMENT. The parties hereby irrevocably consent to the jurisdiction of the American Arbitration Association and the situs of the arbitration (and any requests for injunctive or other equitable relief) within the State of Delaware. Any award in arbitration may be entered in any domestic or foreign court having jurisdiction over the enforcement of such awards.

13.3. APPLICABLE LAW. The law applicable to the arbitration and this agreement shall be that of the State of Delaware, determined without regard to its provisions which would otherwise apply to a question of conflict of laws.

13.4. DISCLOSURE AND DISCOVERY. The arbitrator may, in its discretion, allow the parties to make reasonable disclosure and discovery in regard to any matters which are the subject of the arbitration and to compel compliance with such disclosure and discovery order. The arbitrator may order the parties to comply with all or any of the disclosure and discovery provisions of the Federal Rules of Civil Procedure, as they then exist, as may be modified by the arbitrator consistent with the desire to simplify the conduct and minimize the expense of the arbitration.

13.5. RULES OF LAW. Regardless of any practices of arbitration to the contrary, the arbitrator will apply the rules of contract and other law of the jurisdiction whose law applies to the arbitration so that the decision of the arbitrator will be, as much as possible, the same as if the dispute had been determined by a court of competent jurisdiction.

13.6. FINALITY AND FEES. Any award or decision by the American Arbitration Association shall be final, binding and non-appealable except as to errors of law or the failure of the arbitrator to adhere to the arbitration provisions contained in this agreement. Each party to the arbitration shall pay its own costs and counsel fees except as specifically provided otherwise in this agreement.

13.7. MEASURE OF DAMAGES. In any adverse action, the parties shall restrict themselves to claims for compensatory damages and\or securities issued or to be issued and no claims shall be made by any party or affiliate for lost profits, punitive or multiple damages.

13.8. COVENANT NOT TO SUE. The parties covenant that under no conditions will any party or any affiliate file any action against the other (except only requests for injunctive or other equitable relief) in any forum other than before the American Arbitration Association, and the parties agree that any such action, if filed, shall be dismissed upon application and shall be referred for arbitration hereunder with costs and attorney's fees to the prevailing party.

13.9. INTENTION. It is the intention of the parties and their affiliates that all disputes of any nature between them, whenever arising, whether in regard to this agreement or any other matter, from whatever cause, based on whatever law, rule or regulation, whether statutory or common law, and however characterized, be decided by arbitration as provided herein and that no party or affiliate be required to

Initials: kC / Ale / JC

litigate in any other forum any disputes or other matters except for requests for injunctive or equitable relief. This agreement shall be interpreted in conformance with this stated intent of the parties and their affiliates.

13.10. SURVIVAL. The provisions for arbitration contained herein shall survive the termination of this agreement for any reason.

14. CLOSING.

14.1 DELIVERY OF CONSIDERATION. At or before Closing, MACRON shall deliver Ten Thousand (10,000) shares of common stock of MACRON issued in the name of the MACRON SHAREHOLDERS to ALAN KWONG, a Director of DHI, acting as "Escrow Agent". At the Closing, Escrow Agent shall deliver ____________________ ( ) shares of common stock of DHI to William Tay for the consulting services described in Section 1.4 herein, 7,000,000 shares of DHI to the MACRON Shareholders pursuant to Section 1.1 herein and 10,000 shares of MACRON to DHI.

15. GENERAL PROVISIONS.

15.1. FURTHER ASSURANCES. From time to time, each party will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this agreement.

15.2. WAIVER. Any failure on the part of either party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

15.3. BROKERS. Each party agrees to indemnify and hold harmless the other party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party.

15.4. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class certified mail, return receipt requested, or recognized commercial courier service, as follows:

If to MACRON, to:

MACRON INTERNATIONAL GROUP LTD.
A Hong Kong corporation

____

____

Attn: Kelvin Cheng, Director
Telephone: ______________________
Facsimile: ______________________

If to DHI, to:

DIVERSIFIED HOLDINGS INTERNATIONAL LTD.
A Delaware corporation

____

____

Attn: Alan Kwong, Director

Initials: KC, AK, <illegible>

. Telephone: ______________________
Facsimile: ______________________

If to CHENG, to:

Room 1434, Oi Shun House
Yau Oi Estate, Tuen Mun
N.T., Hong Kong
Telephone: ______________________
Facsimile: ______________________

15.5. GOVERNING LAW. This agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

15.6. ASSIGNMENT. This agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this agreement without the written consent of the other party shall be void.

15.7. COUNTERPARTS. This agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures sent by facsimile transmission shall be deemed to be evidence of the original execution thereof.

15.8. REVIEW OF AGREEMENT. Each party acknowledges that it has had time to review this agreement and, as desired, consult with counsel. In the interpretation of this agreement, no adverse presumption shall be made against any party on the basis that it has prepared, or participated in the preparation of, this agreement.

15.9. SCHEDULES. All schedules attached hereto, if any, shall be acknowledged by each party by signature or initials thereon.

15.10. EFFECTIVE DATE. This effective date of this agreement shall be March ______, 2008.

[SIGNATURE PAGE FOLLOWS]

Initials: kc / ka / [illegible]

IN WITNESS WHEREOF, the parties have executed this agreement.

MACRON INTERNATIONAL GROUP LTD.
A Hong Kong Corporation

____
By: Kelvin Ho Wang Cheng
Its: President and Director

DIVERSIFIED HOLDINGS INTERNATIONAL LTD.
A Delaware Corporation

____
By: Alan Kwong
Its: President and Director

KELVIN HO WANG CHENG

____
By: Kelvin Ho Wang Cheng

PO KEI JANETER CHENG

____
By: Po Kei Janeter Cheng

Initials: KC, AK, ______

EXHIBIT A - SHAREHOLDERS OF MACRON

Macron Shareholder	No. of Shares	Signature
Kelvin Ho Wang Cheng	5,000 shares	
Po Kei Janeter Cheng	5,000 shares	

Initials: KC, __, __

EXHIBIT A – FINANCIAL STATEMENTS OF DHI

Initials: KC / Ble / JR

EXHIBIT B – FINANCIAL STATEMENTS OF MACRON

Initials: KC / BLG / SC